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                                                                   EXHIBIT 4-223

                                                                  CONFORMED COPY

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                               DTE ENERGY COMPANY

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee


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                              AMENDED AND RESTATED

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of April 9, 2001

                Supplementing the Amended and Restated Indenture
                            Dated as of April 9, 2001

             Amending and Restating the First Supplemental Indenture
                            Dated as of June 15, 1998

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                                  $100,000,000
                       Remarketed Notes, Series A due 2038




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         AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE, dated as of the 9th day of April, 2001 (the "First Supplemental Indenture"), between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee"), amending and restating the First Supplemental Indenture, dated as of June 15, 1998 (the "Predecessor First Supplemental Indenture"), between DTE Capital Corporation, a corporation organized and existing under the laws of the State of Michigan ("DTE Capital"), and the Trustee;

         WHEREAS, DTE Capital has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 1998, the Predecessor First Supplemental Indenture and a Third Supplemental Indenture dated as of April 9, 2001 (the "Third Supplemental Indenture"), which, among other things, amended each of the foregoing (together, the "Predecessor Indenture");

         WHEREAS, pursuant to and in compliance with Section 801 of the Predecessor Indenture, DTE Capital, the Company and the Trustee have entered into the Third Supplemental Indenture whereby the Company has assumed the obligations of DTE Capital and succeeded to and been substituted for DTE Capital as the "Company" with the same effect as if it had been named therein under the Predecessor Indenture;

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Amended and Restated Indenture dated as of April 9, 2001 (the "Original Indenture" and, together with this First Supplemental Indenture, the "Indenture"), including
Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Amended and Restated First Supplemental Indenture, and all things necessary have been done as permitted by Sections 201 and 301 of the Predecessor Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of Securities under the Predecessor Indenture in the aggregate principal amount of up to $100,000,000; and

         WHEREAS, all things necessary to make the Securities the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the covenants contained in the Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


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                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

         "Administrative Agent" means the entity designated as such in the applicable Standby Note Purchase Agreement, if any.

         "Base Rate" means the interest rate established by the SPURS Agent, after consultation with the Company, as the applicable "Base Rate" at or prior to the commencement of the SPURS Mode and set forth on Annex A to the applicable Note.

         "Beneficial Owner" means, for Notes in book-entry form, the person who acquires an interest in the Notes which is reflected on the records of DTC through its participants.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode or the SPURS Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Index Currency are transacted in the London interbank market.

         "Calculation Agent" has the meaning specified in Section 204 hereof.

         "Calculation Date" has the meaning set forth in Section 204 hereof.

         "CD Rate" has the meaning specified in Section 204 hereof.

         "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 204 hereof.

         "Commercial Paper Term Period" means an Interest Rate Period of not less than one year nor more than 364 consecutive calendar days, as determined by the Company, or if not so determined, by the Remarketing Agent.

         "Conversion Date" has the meaning set forth in Section 205(d) hereof.


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         "Conversion Notice" means a notice, promptly confirmed in writing in substantially the form of Exhibit F hereto (which includes facsimile or appropriate electronic media) from the Company, that sets forth the applicable Note to which it relates, the new Interest Rate Mode (if applicable), the new Interest Rate Period, the Conversion Date, and with respect to any Long Term Rate Period, any optional redemption or repayment terms for such Note.

         "Debt" of any Person at any date of determination means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "DECO" means The Detroit Edison Company, a Michigan corporation and a regulated public utility.

         "Determination Date" means the third Business Day preceding the applicable SPURS Remarketing Date.

         "DTC" has the meaning specified in Section 203 hereof.

         "Floating Interest Rate Notice" has the meaning specified in Section 204 hereof. The form of Floating Rate Interest Notice is set forth as Exhibit E to this First Supplemental Indenture.


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         "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum
Interest Rate" have the respective meanings specified in Section 204 hereof.

         "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         "Initial Interest Rate" means the annual rate of interest applicable to the Notes during the Initial Interest Rate Period.

         "Initial Interest Rate Adjustment Date" means June 15, 2003.

         "Initial Interest Rate Period" means the period commencing on the date of issuance for the Notes and ending on the Business Day immediately preceding the Initial Interest Rate Adjustment Date.

         "Insurer" means, with respect to the Initial Interest Rate Period, MBIA Insurance Corporation, and, with respect to any subsequent Interest Rate Period, such issuer of a financial guaranty insurance policy as may be purchased by the Company from time to time.

         "Interest Determination Date" has the meaning specified in Section 204 hereof.

         "Interest Rate Adjustment Date" means, for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period and for Notes bearing interest at the Initial Interest Rate (as hereinafter defined), the Business Day following the expiration of the Initial Interest Rate Period (as hereinafter defined).

         "Interest Rate Basis" has the meaning specified in Section 204 hereof.

         "Interest Rate Mode" means the mode in which the Interest Rate on a
Note is being determined, i.e., the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode.

         "Interest Rate Period" means, with respect to any Note in the Commercial Paper Mode or Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date to, but not including, the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular fixed interest rate or floating interest rate, and with respect to any Note in the SPURS Mode, a SPURS Rate Period.

         "Interest Reset Date", "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified in Section 204 hereof.


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         "Lender" shall mean (i) any person, firm, corporation or other entity to which DTE Capital was, or the Company is, indebted for any Debt with respect to the Notes or which is acting as the Trustee or a trustee or authorized representative on behalf of such person, firm corporation or other entity or which is acting as SPURS Agent, and (ii) Citicorp Securities, Inc. and Salomon Brothers Inc, and their respective successors (the "Initial Purchasers"), with respect to Debt owing by DTE Capital to the Initial Purchasers in accordance with the terms of that certain Purchase Agreement, dated as of June 16, 1998, relating to the Notes.

         "Liquidity Provider" means, any bank or other credit provider whose obligations such as those under the applicable Standby Note Purchase Agreement with respect to any Notes are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date.

         "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode in Section 204 hereof.

         "Long Term Rate Period" means, with respect to any Note, any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note.

         "Notes" or "Note" have the meaning specified in Section 201.

         "Notification Date" means the Business Day not later than ten (10) days prior to the applicable SPURS Remarketing Date on which the SPURS Agent gives notice to the Company and the Trustee of its intention to purchase the Notes for remarketing.

         "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

         "Optional Redemption Price" has the meaning set forth in Section 304(c) hereof.

         "Person" means any individual, partnership, corporation (including a business trust), joint-stock company, trust, unincorporated association, joint venture, limited liability company or other entity or a government or any political subdivision or agency thereof.

         "Policy" means, with respect to the Initial Interest Rate Period, the financial guaranty insurance policy issued by MBIA Insurance Corporation and attached as Exhibit D hereto, and, with respect to any subsequent Interest Rate Period, such financial guaranty insurance policy as may be purchased by the Company from an Insurer from time to time.


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         "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

         "Remarketing Agent" means such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement which the Company shall enter into prior to the remarketing of such Notes.

         "Special Interest Rate" means the rate of interest equal to the rate per annum announced by Citibank, N.A., or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate.

         "Special Mandatory Purchase" means the obligation of the Company (or, if applicable, a Liquidity Provider) to purchase Notes not successfully remarketed by the Remarketing Agent and the applicable Standby Remarketing Agent(s) by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date.

         "Spread" means, with respect to any Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.

         "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.

         "SPURS Agent" means such Remarketing Agent as the Company may appoint from time to time for the purpose of remarketing Notes in the SPURS Mode.

         "SPURS Mode" means, with respect to any Note, the Interest Rate Mode in which such Note shall bear interest and be subject to remarketing as "Structured PUtable Remarketable Securities" ("SPURS") as provided for in Article Three hereof.

         "SPURS Rate Period" means an Interest Rate Period for any Note in the SPURS Mode established by the Company as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to but excluding the next succeeding Interest Rate Adjustment Date.

         "SPURS Remarketing Agreement" shall mean the agreement dated as of the Interest Rate Adjustment Date commencing the applicable SPURS Rate Period which sets forth the rights and


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obligations of the Company and the applicable SPURS Agent with respect to the remarketing of the SPURS.

         "SPURS Remarketing Date" means the date designated by the applicable SPURS Agent after consultation with the Company, upon which the applicable SPURS Agent may elect to remarket the Notes at the SPURS Interest Rate.

         "Standby Note Purchase Agreement" means the agreement, which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Weekly Rate Period" means a Commercial Paper Term Period with an Interest Rate Period of generally seven days.

                  Section 102. Section References. Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

                                  ARTICLE TWO

                     TITLE, RANKING AND TERMS OF THE NOTES

                  Section 201. Title and Ranking of the Notes. This First Supplemental Indenture hereby ratifies establishment of a series of senior Securities designated as the "Remarketed Notes, Series A due 2038" of the Company (referred to herein as the "Notes"), and shall rank equally with each other and all other senior and unsubordinated indebtedness of the Company. For purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

                  Section 202. Variations in Terms of Notes. Subject to the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, the terms of any


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particular Note may vary from the terms of any other Note as contemplated by
Section 301. of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303. of the Original Indenture.

                  Section 203. Amount and Denominations; DTC. The aggregate principal amount of Notes that may be issued under this First Supplemental Indenture is limited to $100,000,000.

         The Notes shall be issuable only in fully registered form and will initially be registered in the name of The Depository Trust Company, as depositary ("DTC"), or its nominee who is hereby designated as "U.S. Depositary" under the Original Indenture. The authorized denominations of Notes shall be $100,000 and integral multiples of $1,000 in excess thereof.

                  Section 204. Interest, Interest Rates and Interest Rate Modes. The Notes will initially bear interest at the Initial Interest Rate as set forth on Annex A thereof for the Initial Interest Rate Period. Thereafter, each Note at the option of the Company will bear interest in the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode. Each Note may bear interest for designated Interest Rate Periods in the same or a different Interest Rate Mode from other Notes. The interest rate for the Notes will be established periodically as described herein by the applicable Remarketing Agent.

         Interest will be payable on any Note at Maturity and (i) in the Initial Interest Rate Period, on the date or dates set forth on Annex A thereto; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such Note and on such other dates (if any) as will be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new Interest Rate Period in the Commercial Paper Term Mode and set forth in the applicable Note; and (iii) in the Long Term Rate Mode or SPURS Mode, no less frequently than semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode or the SPURS Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode or the SPURS Mode, as the case may be) and set forth in the applicable Note in the case of a fixed interest rate, or as described below under "Floating Interest Rates" in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period. Such interest will be payable to the Holder thereof as of the related Record Date, which, for any Note (x) in the Initial Interest Rate Period, is the date or dates set for therein; (y) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (z) bearing interest in the Long Term Rate Mode or the SPURS Mode, is 15 days prior to the related Interest Payment Date. Except as provided below under "Floating Interest Rates," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on Notes bearing interest in the Commercial Paper Term


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Mode or at a floating interest rate during an Interest Rate Period in the Long
Term Rate Mode or the SPURS Mode will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on Notes bearing interest at a fixed rate in the Long Term Rate Mode or SPURS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on Notes at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

                  Determination of Interest Rates.

         General. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for any Note will be established by the applicable Remarketing Agent in a remarketing as described in Section 207 hereof or otherwise not later than each Interest Rate Adjustment Date for such Note as the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.

         In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on the Interest Rate Adjustment Date for any Note for whatever reason, or (iii) the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, or Interest Rate Period cannot be determined for any Note for whatever reason, then such Note shall be automatically converted to the Commercial Paper Term Mode with a Weekly Rate Period, determined as provided below under "Interest Rate Modes - Commercial Paper Term Period", and the rate of interest thereon shall be equal to the Special Interest Rate.

         The Trustee shall, upon request of any Beneficial Owner of a Note, advise such Beneficial Owner or the applicable Remarketing Agent of the interest rate and, in the case of a floating interest rate, the Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Beneficial Owner's Notes for the next Interest Rate Period. Neither the Trustee nor the Company will otherwise be required to advise Beneficial Owners of the applicable interest rate. The interest rate and other terms announced by the Remarketing Agent, absent manifest error, will be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

                  Floating Interest Rates.

         While any Note bears interest in the Long Term Rate Mode or the SPURS Mode (with respect to the period from, and including, the Interest Rate Adjustment Date commencing such period to, but excluding, the SPURS Remarketing
Date), the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which


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includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for such Note (the "Floating Interest Rate Notice") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period or SPURS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the SPURS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and
Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

         If any Note bears interest at a floating rate in a Long Term Rate Period or SPURS Rate Period, such Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the SPURS Agent, in the case of a SPURS Rate Period, and recorded in Annex A to such Note. Commencing on the Interest Rate Adjustment Date for such Interest Rate Period, the rate at which interest on such Note shall be payable shall be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.

         The applicable floating interest rate on any Note during any Interest Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "Interest Rate Basis").

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or specified in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.


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         The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined as of the applicable Interest Determination Date. The "Interest Determination Date" with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the CD Rate and the CMT Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to any Note, the interest rate of which is determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on any Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest Reset Period (the "Floating Rate Maximum Interest Rate") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "Floating Rate Minimum Interest Rate"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any Note will in no event be higher that the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

         Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period or SPURS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or SPURS Rate Period, as the case may be) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, The Bank of New York will be the "Calculation Agent." For any Remarketed Note bearing interest at a floating rate, the applicable Remarketing Agent will determine the interest rate in effect from the Interest Rate Adjustment Date for such Remarketed Note to the Initial Interest Reset Date. The

Calculation Agent will determine the interest rate in effect for each Interest Reset Period thereafter. Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the Beneficial Owner of any Note.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) (as defined below) under the heading "CDs (secondary market)", or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published in H.15 Update (as defined herein), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Remarketing Agent or its affiliates) (each, a "Reference Dealer") selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Floating Interest Rate Notice, 2 years.

         "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Floating Interest Rate Notice, page 7052.

         Federal Funds Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. or any successor service on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the

Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

                  (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Remarketing Agent) in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately

11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Remarketing Agent) in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Floating Interest Rate Notice, United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

         Prime Rate. If an Interest Rate Basis for any Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M. New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include The Bank of New York or affiliates of the Remarketing Agent) in The City of New York selected by the Calculation Agent, after consultation with the

Company; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME1" page (or such other page as may replace the US PRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption "INVESTMENT RATE", on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that the auction rate of Treasury Bills having the Index Maturity in the applicable Floating Interest Rate Notice is not so announced by the United States Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury

Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Bond Equivalent Yield =    D x N
                                            ------        X   100
                                          360 - (D x M)

                  where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                  Interest Rate Modes.

         Commercial Paper Term Mode. The Interest Rate Period for any Note in the Commercial Paper Term Mode shall be a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company (as described below in Section 205) or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Note. A "Weekly Rate Period" is a Commercial Paper Term Period and will be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period for such Note. The interest rate for any Commercial Paper Term Period relating to a Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Note (subject to Section 207), which is the first day of each Interest Rate Period for such Note.

         Long Term Rate Mode. The Interest Rate Period for any Note in the Long Term Rate Mode will be established by the Company (as described in Section 205 below) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note; and provided further that, if so provided in a Note in the Long Term Rate Mode and specified at the time of remarketing into a Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium, if any, in respect thereof for any such Note upon written notice to the Remarketing Agent and the Trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in such Note shall instead be the Business Day immediately following the expiration of such Interest Rate Period. The interest rate, or Spread (if any) and Spread Multiplier (if any) for any Note in the Long Term Rate Mode will be determined not later than

11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 207), which is the first day of the Interest Rate Period for such Note.

         If any Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company to end on any date on or after the Initial Early Remarketing Date, if any, specified in the Note, upon prior written notice as provided above. On or after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for such Note, the Company will pay a premium to the tendering Beneficial Owner of the Note, together with accrued interest, if any, thereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in the Note, the premium shall be an amount equal to the Initial Early Remarketing Premium specified therein (as adjusted by the Annual Early Remarketing Premium Percentage Reduction specified therein, if applicable), multiplied by the principal amount of the Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in the Note until the premium is equal to 0.

         SPURS Mode. So long as any Notes are in the SPURS Mode, the provisions set forth in Article Two applicable to the remarketing of Notes generally shall apply to such Notes only to the extent expressly provided in Article Three.

         The Interest Rate Period for any Note in the SPURS Mode will be established by the Company (as described in Section 205 below) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note. The SPURS Rate Period shall consist of the period from and including the Interest Rate Adjustment Date commencing such Interest Rate Period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, as described in Article Three and subject to the conditions therein and otherwise herein described. The interest rate and, in the case of a floating interest rate, the Spread, if any, and the Spread Multiplier, if any, to the SPURS Remarketing Date for any Note in the SPURS Mode will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for such Note, which for the SPURS Mode is the first day of the Interest Rate Period for such Note.

                  Section 205. Conversion. The Company may change the Interest Rate Mode at its option in the manner described below.

                  (a) Conversion Between Commercial Paper Term Periods. Each
Note in a Commercial Paper Term Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Commercial Paper Term Period on any Interest Rate Adjustment Date for such Note upon receipt by the applicable Remarketing Agent and the Trustee of a Conversion Notice prior to 9:30 a.m., New York City time, or the remarketing of such Note, whichever later occurs, on such Interest Rate Adjustment Date.

                  (b) Conversion from the Commercial Paper Term Mode to the Long Term Rate Mode or the SPURS Mode. Each Note in the Commercial Paper Term may be converted at the option of the Company to the Long Term Rate Mode or the SPURS Mode on any Interest Rate Adjustment Date upon receipt not less than ten days prior to such Interest Rate Adjustment Date by the applicable Remarketing Agent and the Trustee of a Conversion Notice from the Company.

                  (c) Conversion Between Long Term Rate Periods or from the Long Term Rate Mode or the SPURS Mode to the Commercial Paper Term Mode or the SPURS Mode. Each Note in a Long Term Rate Period may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Long Term Rate Period or from the Long Term Rate Mode to the Commercial Paper Term Mode or the SPURS Mode, or from the SPURS Mode to a different SPURS Mode or to the Long Term Rate Mode or the Commercial Paper Term Mode, on any Interest Rate Adjustment Date for such Note upon receipt by the Trustee and the Remarketing Agent of a Conversion Notice from the Company not less than ten days prior to such Interest Rate Adjustment Date.

                  (d) Conversion Notice. Each Conversion Notice must state each Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period, the Conversion Date and, with respect to any Long Term Rate Period, any optional redemption or repayment terms for each such Note. If the Company revokes a Conversion Notice or the Trustee and the Remarketing Agent fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for a Note, the Note shall be converted automatically to a Weekly Rate Period.

                  (e) Revocation or Change of Conversion Notice or Floating Interest Rate Notice. The Company may, upon written notice received by the Trustee and the applicable Remarketing Agent, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date, subject to the provisions of subsection (f) below.

                  (f) Limitation on Conversion, Change of Conversion Notice or Floating Interest Rate Notice and Revocation. Notwithstanding the foregoing subsections (a), (b), (c), (d) and (e) the Company may not, without the consent of the applicable Remarketing Agent, convert any Note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such Remarketing Agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note being remarketed (i.e., the time at which such Note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment Date). The Remarketing Agent will advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to making such determination of the interest rate, Spread or Spread Multiplier, as the case may be.

                  Section 206. Mandatory Tender of Notes. Each Note will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described in Section 207. hereof.

                  Section 207. Remarketing. The interest rate on each Note will be established from time to time by each Remarketing Agent responsible for the remarketing thereof in accordance with the following procedures:

                  (a) Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread Multiplier (if any) in the case of a floating interest rate; provided, that between 11:00 a.m., New York City time, and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent(s), if any, shall use their reasonable efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

                  (b) Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to such Notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the SPURS Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and
(vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice, and in any case, not later than 1:30 p.m. New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

         By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of such Notes (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         Each purchaser of Notes in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book-entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.

         All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book-entry through DTC against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

         The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book-entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider, if any, as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and such Notes delivered by book-entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

         Except as otherwise set forth in Section 208 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and none of the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

         Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

         The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by DTC. In addition, each Remarketing Agent may, without the consent of the Holders of the Notes, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as DTC's nominee holds the certificates representing the Notes in the book-entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

         The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time.

         The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

                  (c) Failed Remarketing. Notes not successfully remarketed will be subject to Special Mandatory Purchase by the Company (a "Special Mandatory Purchase"). The obligation of the Company to effect a Special Mandatory Purchase of the Notes (the "Special Mandatory Purchase Right") can be satisfied either directly by the Company or through a Liquidity Provider. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable Remarketing Agent will notify the Liquidity Provider, if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, of the principal amount of Notes that such Remarketing Agent and the applicable Standby Remarketing Agent, if any, were unable to remarket on such date. In the event that the Company has entered into a Standby Note Purchase Agreement which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed Notes at a price equal to the outstanding principal amount thereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed Notes. In each case the Company will pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                  Section 208. Purchase and Redemption of Notes.

                  (a) Special Mandatory Purchase. If by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed all such Notes, the Notes that are unremarketed are subject to Special Mandatory Purchase. Either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider (if any), will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate

Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company hereby agrees to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company hereby agrees to pay the accrued interest, if any, on such Notes by depositing sufficient same-day funds therefor in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                  Failure by the Company to purchase Notes pursuant to a Special Mandatory Purchase in the manner provided in the Notes will constitute an Event of Default under the Original Indenture in which event the date of such failure shall constitute a date of Maturity for such Notes and the principal amount thereof may be declared due and payable in the manner and with the effect provided for in the Original Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, such Notes will bear interest at the Special Interest Rate as provided for in Section 204 hereof.

         If the Company enters into a Standby Note Purchase Agreement with a Liquidity Provider, Notes purchased by the Liquidity Provider ("Purchased Notes") shall bear interest at the rates and be payable on the dates as may be agreed upon by the Company and the Liquidity Provider. Upon purchase of any Note by the Liquidity Provider, all interest accruing thereon from the last date for which interest was paid shall accrue for the benefit of and be payable to the Liquidity Provider. Unless an event of default under the Standby Note Purchase Agreement occurs, the applicable Remarketing Agent shall continue its remarketing efforts with respect to Purchased Notes until the earlier to occur of a successful remarketing of such Purchased Notes or the expiration of the Standby Note Purchase Agreement. In the event the Liquidity Provider holds Purchased Notes on the date the Standby Note Purchase Agreement expires, the Company will be required to purchase such Notes on such date at a purchase price equal to the principal amount thereof plus accrued interest thereon to the purchase date. Such Notes will remain outstanding and enjoy the benefits of the Original Indenture and this First Supplemental Indenture until such time as the Company delivers the Notes to the Trustee for cancellation.

                  (b) Optional Redemption on any Interest Rate Adjustment Date. Each Note is subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date, without notice to the Holders thereof, at a redemption price equal to the aggregate principal amount of such Notes to be redeemed plus accrued interest thereon to the redemption date.

                  (c) Redemption While Notes are in the Long Term Rate Mode. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode.

                  (d) Notice of Redemption. In the case of any Note being redeemed on an Interest Rate Adjustment Date therefor, the Company shall give the applicable Remarketing Agent and the Trustee written notice of such redemption prior to the time the interest rate applicable to the next Interest Rate Period for such Note is established by such Remarketing Agent. In any other case, the Company shall give the Remarketing Agents and the Trustee written notice of redemption of any Note at least two Business Days prior to the date notice is required to be given to Holders. In addition, the Company shall give each Remarketing Agent with respect to any Note being repaid at the option of the Holder thereof and the Trustee notice as soon as practicable, and in any event not later than twelve Business Days prior to the next succeeding Interest Rate Adjustment Date therefor of each such Note which will be repaid by the Company at the option of the Holder thereof on or prior to such Interest Rate Adjustment Date. Each Remarketing Agent's obligation to remarket any Note shall terminate immediately upon receipt by it from the Company of any notice of redemption or repayment thereof.

                  (e) Allocation. Except in the case of a Special Mandatory Purchase, if the Notes are to be redeemed in part, DTC, after receiving notice of redemption specifying the aggregate principal amount of Notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of DTC) the principal amount of such Notes to be redeemed from the account of each DTC participant. After making its determination as described above, DTC will give notice of such determination to each DTC participant from whose account such Notes are to be redeemed. Each such DTC participant, upon receipt of such notice, will in turn determine the principal amount of Notes to be redeemed from the accounts of the Beneficial Owners of such Notes for which it serves as DTC participant, and give notice of such determination to the Remarketing Agent.

                  Section 209. Form and Other Terms of the Notes.

                  (a) Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode. Annex A to Exhibit A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings. The Notes will initially bear legends indicating that they have not been registered under the Securities Act of 1933, as amended, and restricting transfers thereof.

                  (b) Attached hereto as Exhibit B is a form of Liquidity Provider Note, which form is hereby established as a form in which Notes held by the Liquidity Provider may be issued. The form of Liquidity Provider Note may be amended to reflect changes occasioned by remarketings upon the mutual agreement of the Company and the Trustee, but only with the consent of the applicable Administrative Agent.

                  (c) Subject to (a) and (b) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this First Supplemental Indenture.

                                 ARTICLE THREE

                                 THE SPURS MODE

                  Section 301. Applicability of Article. The provisions of this Article Three shall apply to any Note in the SPURS Mode. To the extent that any provision of this Article Three conflicts with any provision of Article Two, the provisions set forth in this Article Three shall govern.

                  Section 302. Interest To Remarketing Date. Each Note in the SPURS Mode shall bear interest at the annual interest rate established by the SPURS Agent from, and including the Interest Rate Adjustment Date commencing the Interest Rate Period for the SPURS Mode to, but excluding, the date (the "SPURS Remarketing Date") designated at such time by the SPURS Agent after consultation with the Company and set forth in Annex A to the applicable Note. Such interest rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such SPURS Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. The designated SPURS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.

                  Section 303. Tender; Remarketing. The SPURS Agent's obligations set forth herein shall be performed pursuant to the SPURS Remarketing Agreement.

                  (a) Mandatory Tender. Provided that the SPURS Agent gives notice to the Company and the Trustee on a Business Day not later than ten (10) days prior to the SPURS Remarketing Date of its intention to purchase the Notes for remarketing (the "Notification Date"), each Note shall be automatically tendered, or deemed tendered, to the SPURS Agent for remarketing on the SPURS Remarketing Date, except in the circumstances set forth in Section 304. The purchase price for the tendered Notes to be paid by the SPURS Agent shall equal 100% of the principal amount thereof. When the Notes are tendered for remarketing, the SPURS Agent may remarket the Notes for its own account at varying prices to be determined by the SPURS Agent at the time of each sale. From, and including, the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, the Notes shall bear interest at the SPURS Interest Rate. If the SPURS Agent elects to remarket the Notes, the obligation of the SPURS Agent to purchase the Notes on the SPURS Remarketing Date is subject to, among other things, the conditions specified in the applicable SPURS Remarketing Agreement. If the SPURS Agent for any reason does not purchase all tendered Notes on the SPURS Remarketing Date or if the SPURS Agent gives notice of its intention to remarket the Notes but for any reason does not purchase all tendered Notes on the SPURS Remarketing Date, then as of such date the Notes will cease to be in the SPURS Mode, the SPURS Remarketing Date will constitute an Interest Rate Adjustment Date, and the Notes may be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Mode or the Long Term Rate Mode or a new SPURS Mode established by the Company in accordance with the procedures set forth in
Section 205 hereof, provided that, in such case, the notice period required for conversion shall be the lesser of ten (10) days and the period commencing the date that the SPURS Agent notifies the Company that it will not purchase the Notes for remarketing on the SPURS Remarketing Date or fails to so purchase, as the case may be.

                  (b) Remarketing. The SPURS Interest Rate shall be established by the SPURS Agent in accordance with the following procedures:

                  (i) The SPURS Interest Rate. Subject to the SPURS Agent's election to remarket the Notes as provided in subsection (a) above, the SPURS Interest Rate shall be determined by the SPURS Agent by 3:30 p.m., New York City time, on the third Business Day preceding the SPURS Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and shall be equal to the Base Rate established by the SPURS Agent, after consultation with the Company, at or prior to the commencement of the SPURS Mode (the "Base Rate"), plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Notes.

         The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the SPURS Agent on the Determination Date from the bids quoted by up to five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the SPURS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Adjustment Date of the Notes and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as set forth in this subsection (b)(i) of
Section 303, then the Applicable Spread shall be the lowest of such bid indications obtained as set forth in this subsection (b)(i) of Section 303. The SPURS Interest Rate announced by the SPURS Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Notes, the Company and the Trustee.

         "Dollar Price" shall mean, with respect to the Notes, the present value determined by the SPURS Agent, as of the SPURS Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the SPURS Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

         "Reference Corporate Dealers" means such Reference Corporate Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

         "Treasury Rate" shall mean, with respect to the SPURS Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such SPURS Remarketing Date.

         "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the SPURS Agent as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Adjustment Date of the Notes being purchased.

         "Comparable Treasury Price" means, with respect to the SPURS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date,
(i) the average of the Reference Treasury Dealer Quotations (as defined below) for such SPURS Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the SPURS Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Bridge Telerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Bridge Telerate, Inc.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the SPURS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the SPURS Agent by such Reference Treasury Dealer by 3:30 p.m. New York City time, on the Determination Date.

         "Reference Treasury Dealer" means such Reference Treasury Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

         "Remaining Scheduled Payments" shall mean, with respect to the Notes, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the SPURS Remarketing Date to and including the next succeeding Interest Adjustment Date as determined by the SPURS Agent.

                  (ii) Notification of Results; Settlement. Provided the SPURS Agent has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Notes on the SPURS Remarketing Date, the SPURS Agent shall notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the SPURS Interest Rate.

         All of the tendered Notes shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the SPURS Remarketing Date.

         In the event that the SPURS Agent purchases the tendered Notes on the SPURS Remarketing Date, the SPURS Agent shall make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Notes, by book-entry through DTC by the close of business on the SPURS Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Notes, of 100% of the principal amount of the tendered Notes that have been purchased for remarketing by the SPURS Agent. If the SPURS Agent does not purchase all of the Notes on the SPURS Remarketing Date, the Company may attempt to convert the Notes to a new Interest Rate Mode; the interest will be determined as provided above in Section 204 and settlement will be effected as described above in Section 207(b) or Section 207(c), as the case may be. In any case, the Company shall make or cause the Trustee to make payment of interest to each Beneficial Owner of Notes due on the SPURS Remarketing Date by book-entry through DTC by the close of business on the SPURS Remarketing Date.

         The transactions set forth in this Section 303 shall be executed on the SPURS Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.

         Transactions involving the sale and purchase of Notes remarketed by the SPURS Agent on and after the SPURS Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

         The tender and settlement procedures set forth above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Notes in certificated form, if the book-entry system is no longer available for the Notes at the time of the remarketing. In addition, the SPURS Agent may, without the consent of the Holders of the Notes, modify the settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing any Notes in the book-entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of such Notes effected in the remarketing.

                  Section 304. Conversion or Redemption Following Election by the SPURS Agent to Remarket.

                  (a) If the SPURS Agent elects to remarket the Notes on the SPURS Remarketing Date, the Notes will be subject to mandatory tender to the SPURS Agent for remarketing on such date, in each case subject to the conditions set forth in Section 303 hereof and to the Company's right to either convert the Notes to a new Interest Rate Mode on the SPURS Remarketing Date or to redeem the Notes from the SPURS Agent, in each case as described in the next sentence. The Company will notify the SPURS Agent and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to either convert the Notes to a new Interest Rate Mode, or to redeem the Notes, in whole but not in part, from the SPURS Agent at the Optional Redemption Price, in each case on the SPURS Remarketing Date.

                  (b) In the event that the Company irrevocably elects to convert the Notes to a new Interest Rate Mode, then as of the SPURS Remarketing Date the Notes will cease to be in the SPURS Mode, the SPURS Remarketing Date will constitute an Interest Rate Adjustment Date, and the Notes will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term Mode or the Long Term Rate Mode or a new SPURS Mode established by the Company in accordance with the procedures set forth in
Section 205 above; provided that in such case, the notice period required for conversion shall be the period commencing the Business Day immediately preceding the Determination Date. In such case, the Company shall pay to the SPURS Agent the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.

                  (c) In the event that the Company irrevocably elects to redeem the Notes, the "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Notes and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the SPURS Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Notes, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.

                  (d) If notice has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the SPURS Agent from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of such Notes in accordance with such notice.

                                  ARTICLE FOUR

                                EVENTS OF DEFAULT

         With respect to the Notes, subject to the provisions of the Indenture permitting amendment or modification in accordance, and subject to compliance, with the terms thereof, Sections 501, 502, 503, and 504 of the Original Indenture are replaced with and superseded by the following language:

                  "Section 501. Events of Default.

         "Event of Default", wherever used herein with respect to the Notes, means any of the following events (whatsoever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of (or any premium, if any, on) any Note at its Maturity; or

                  (3) default in the observance or performance of any covenant or agreement on its part to be observed or performed contained in the Indenture (other than a covenant or agreement a default in the performance of which is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of one or more series of Securities other than the Notes), and continuance of such default or breach for a period of ten (10) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) any event of default by the Company or any of its Subsidiaries as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or any of its Subsidiaries, as the case may be, whether such Debt now exists or shall hereafter be created, resulting in such Debt in principal amount of at least $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or DECO in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or DECO bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or DECO under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or DECO or of any substantial part the property of the Company or DECO, or ordering the winding up or liquidation of the affairs of the Company or DECO, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (6) the commencement by the Company or DECO of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or DECO to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or DECO of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or DECO or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or DECO in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or DECO in furtherance of any such action; or

                  (7) final judgment of money in excess of $10,000,000, singularly or in the aggregate, shall be rendered against the Company or any of its Subsidiaries and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 10 days after such judgment becomes final; or

                  (8) the Company shall, at any time, directly or indirectly cease to hold 100% of the Voting Stock of DECO; or

                  (9) default in the performance of the Company's obligation to purchase Notes held by the Liquidity Provider under the terms of the Standby Note Purchase Agreement, if any, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder."

                  "Section 502. Acceleration of Maturity: Rescission and Annulment.

         If an Event of Default with respect to the Notes at the time Outstanding occurs and is continuing, then in every such case either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

         At any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue interest on all Notes,

                           (B) the principal of (and premium, if any, on) any
                  Notes which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of, and any premium and interest on, Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

         No such rescission shall affect any subsequent default or, impair any right consequent thereon.

         An Event of Default described in paragraph (5) or (6) of Section 501 shall cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the Trustee or any Holder."

                  "Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                  (1) default is made in payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

         If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may in its discretion proceed to protect and enforce its rights, including the rights of the Holders of the Notes, by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, instituting a proceeding prior to any declaration of acceleration of the Maturity of the Notes for the collection of all amounts then due and unpaid on the Notes, prosecuting such proceeding to final judgment or decree and collecting out of the property, wherever situated, of the Company the moneys adjudged or decreed to be payable in the manner provided by law."

                  "Section 504. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or DECO or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding."

         In addition, for purposes of the foregoing provisions applicable to the Notes, the reference in Section 601 of the Original Indenture to Section 501 (4) shall be deemed to be to Section 501(3) set forth above.

                                  ARTICLE FIVE

                ADDITIONAL REPORTING AND INFORMATION REQUIREMENTS

                  Section 501. Rule 144A Information. At any time that the Company does not furnish information to the Commission in accordance with Rule 12g3-2(b) under or pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144(d)(4) under the Securities Act (or any successor provision thereto) to any Holder or beneficial owner of a Note or to a prospective purchaser of a Note who is designated by such Holder or beneficial owner and is a qualified institutional buyer (as defined in Rule 144A), upon the request of such Holder or beneficial owner or prospective purchaser, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act.

                  Section 502. Additional Reports. The Company shall furnish, or cause to be furnished, to the Trustee:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual report to shareholders for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal year and Consolidated statements of income, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other nationally recognized firm of independent public accountants having been prepared in accordance with GAAP;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and unaudited Consolidated statements of income, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a financial officer of the Company as having been prepared in accordance with GAAP; and

                  (c) promptly after sending or filing thereof, copies of all other reports and registration statements that the Company or any of its Subsidiaries, if any, files with the Commission or any national securities exchange.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE SIX

                    AUTHENTICATION AND DELIVERY OF THE NOTES

                  Section 601. Authentication and Delivery. As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this First Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

                                 ARTICLE SEVEN

                              THE SUPPORT AGREEMENT

                  Section 701. The Support Agreement. The Support Agreement dated as of June 16, 1998, by and between DTE Capital and the Company, has been terminated as of April 9, 2001. Notwithstanding the foregoing, the Company agrees for the benefit of the Lenders as follows:

                  (a) The Company will own directly or indirectly all of the voting common stock of DECO now or hereafter issued and outstanding.

                  (b) The Company will not create or suffer to exist any lien, security interest or other charge of encumbrance, upon or with respect to any voting common stock of DECO from time to time owned directly or indirectly by the Company, provided, however, that any restriction on the payment of dividends by DECO contained in any subordinated debt instrument, preferred stock or preference stock of DECO shall not constitute a lien, security interest or other encumbrance.

                  Subject to the terms of this First Supplemental Indenture and the Original Indenture, the agreements of the Company set forth in this Section 701 shall terminate on the Initial Interest Rate Adjustment Date (provided that such termination shall not adversely affect the rights of the Initial Purchasers), effective commencing on such Initial Interest Rate Adjustment Date; provided that such termination shall not be applicable to the Notes until after the Notes have been tendered for remarketing and successfully remarketed on such date.

                                 ARTICLE EIGHT

                              INSURANCE PROVISIONS

                  Section 801. Applicability of Article. During the Initial Interest Rate Period, the Notes shall be entitled to the benefit of a Policy issued by the Insurer. The form of Policy with respect to the Initial Interest Rate Period is attached as Exhibit D hereto. The provisions of this Article Eight shall be applicable to the Notes for the Initial Interest Rate Period and any subsequent Interest Rate Period so long as a Policy is in effect with respect to the Notes and the Insurer is not in default of its obligation to make payments thereunder.

                  Section 802. Rights of Insurer Controlling. Anything herein or under the Original Indenture to the contrary notwithstanding, if a Policy is in effect with respect to the Notes and the Insurer is not in default of its obligation to make payments thereunder, the Insurer shall be deemed to be the Holder of all Notes then Outstanding for all purposes under the Indenture and shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the Holders of the Notes in accordance with the terms of the Indenture following an Event of Default, and the principal of all such Notes Outstanding may not be declared to be due and payable immediately without the prior written consent of the Insurer.

                  Section 803. Payments Under the Policy in Respect of the Initial Interest Rate Period. (a) If, as of the opening of business on any Interest Payment Date in the Initial Interest Rate Period, through and including the Initial Interest Rate Adjustment Date, the Trustee has not received payments from the Company pursuant to this First Supplemental Indenture in such amounts so that sufficient moneys are available under this First Supplemental Indenture to pay all interest due on the Notes on such Interest Payment Date, the Trustee shall promptly notify the Insurer or its designee by telephone, confirmed in writing by registered or certified mail, of the amount of the deficiency.

                  (b) If, as of 3:00 p.m. New York City time, on the Initial Interest Rate Adjustment Date in the event of a Special Mandatory Purchase, the Trustee has not received payments from the Company pursuant to this First Supplemental Indenture in such amounts so that sufficient moneys are available under this First Supplemental Indenture to pay 100% of the aggregate principal amount of the Notes subject to Special Mandatory Purchase on the Initial Interest Rate Adjustment Date, the Trustee shall promptly notify the Insurer or its designee by telephone, confirmed in writing by registered or certified mail, of the amount of the deficiency.

                  (c) If the deficiency in clause (a) or (b) is made up in whole or in part on the applicable payment or purchase date, the Trustee shall so notify the Insurer or its designee.

                  (d) In addition, if the Trustee has notice that any of the Holders have been required to disgorge payments on Notes as described in clauses
(a) or (b) to the Company or to a trustee in bankruptcy for creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone, confirmed in writing by registered or certified mail.

                  (e) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the Notes as follows:

         If and to the extent there is a deficiency in amounts required to pay interest on the Notes, the Trustee shall (A) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Policy (the "Insurance Paying Agent"), in form provided by the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer,
(B) receive as designee of the respective Holders in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned and (C) disburse the same at the written direction of the Insurance Paying Agent to such respective Holders;

                  (f) Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Insurer that:

                           (i) they recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of interest on the Notes, the Insurer will be subrogated to the rights of such Holders to receive the amount of such interest from the Company, with interest thereon as provided and solely from the sources stated in this First Supplemental Indenture and the Notes; and

                           (ii) they will accordingly pay to the Insurer the
                  amount of such interest (including interest recovered under subparagraph (ii) of the first paragraph of the Policy, which interest shall be deemed past due and not to have been paid), with interest thereon as provided in this First Supplemental Indenture and the Note, but only from the sources and in the manner provided herein for the payment of interest on the Notes to Holders and will otherwise treat the Insurer as the owner of such rights to the amount of such interest.

                  (g) On the date of purchase, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Insurer or the Insurer's designee all Notes purchased with the proceeds under the Policy which Notes shall be registered and made available in the name of or as directed in writing by the Insurer.

                  (h) Payments with respect to claims for interest on and principal of Notes disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Notes, and the Insurer shall become the owner of such unpaid Notes and claims for interest in accordance with the tenor of the assignment made to it under the provisions of this section.

                  Section 804. Payments Under a Policy in Respect of Subsequent Interest Rate Periods. Except as otherwise provided in an amendment or supplement to this First Supplemental Indenture on or prior to commencement of a subsequent Interest Rate Period, so long as a Policy is in effect with respect to the Notes and the Insurer is not in default of its obligations to make payments thereunder, the provisions of Section 803 shall apply to each such Interest rate Period, except that provisions in this Article Eight applicable to the "Initial Interest Rate Period" shall apply to such Interest Rate Period, and provisions in this Article Eight applicable to the "Initial Interest Rate Adjustment Date" shall apply to the Interest Rate Adjustment Date immediately succeeding such Interest Rate Period.

                  Section 805. Amendments. Copies of any amendments made to the documents executed in connection with the issuance of the Notes which are consented to by the Insurer shall be sent at the expense of the Company to the rating agencies then rating the Notes.

                  Section 806. Notice of Defaults. Notwithstanding Section 601 of the Original Indenture, the Insurer is to receive from the Trustee prompt notice of all defaults of which the Trustee has actual knowledge.

                  Section 807. Company Acting as Paying Agent. Notwithstanding anything to the contrary in the Indenture, so long as a Policy is in effect or the Insurer is the Holder of Notes, the Company shall not act as its own Paying Agent.

                  Section 808. Redemption of Insurer Notes. Notwithstanding
Section 1103 of the Original Indenture, all Notes of which the Insurer is the Holder shall be redeemed prior to any other Notes.

                  Section 809. Change in Trustee. The Insurer shall receive notice of the resignation or removal of the Trustee and the appointment of a successor thereto.

                  Section 810. Effect of Amendments. In determining whether any amendments or supplement to the Indenture may be made without the consent of the Holders or in determining whether any action should be taken the effect of such action on the rights of the Holders shall be considered as if the Policy were not in effect.

                  Section 811. Copies of Financial Statements. The Insurer shall receive a copy of all financial statements and reports to be delivered to the Trustee pursuant to Section 704 of the Original Indenture at the time such financial statements and reports are delivered to the Trustee. The address of the initial Insurer is MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management--PF.

                  Section 812. Defeasance. Notwithstanding Section 403 of the Original Indenture, for so long as the Policy in effect and the Insurer is not in default of its obligation to make payments thereunder, the Company shall not exercise its rights to satisfy and discharge the entire indebtedness on the Notes without the consent of the Insurer, which consent shall not be unreasonably withheld.

                  Section 813. Notices to Holders. Any notice, certificate or report that is required to be given to a Holder of the Notes or to the Trustee pursuant to the Indenture shall also be provided by the Company to the Insurer. All notices, certificates or reports required to be given to the Insurer shall be in writing and shall be sent by registered or certified mail to such address as shall be designated in writing by the Insurer from time to time.

                  Section 814. Third Party Beneficiary. Notwithstanding Section 112 of the Original Indenture, so long as the Policy in effect and the Insurer is not in default of its obligation to make payments thereunder, the Insurer is an express third-party beneficiary of the Indenture.

                                  ARTICLE NINE

                                   AMENDMENTS

                  Section 901. Notwithstanding anything herein or in the Original Indenture to the contrary, this First Supplemental Indenture and the Original Indenture (in the case of the Original Indenture, with respect to any amendment of or affecting the Notes or the Insurer) may be amended at any time in accordance with the provisions of Article Nine of the Original Indenture, but subject to the consent of the Insurer (which consent shall not be unreasonably withheld) so long as the Policy is in effect and the Insurer is not in default of its obligation to make payments under the Policy.

                                  ARTICLE TEN

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written, with effect from June 15, 1998.

                                       DTE ENERGY COMPANY


                                       By:  /s/ N.A. Khouri
                                          --------------------------------------
                                            Name:  N.A. Khouri
                                            Title: Vice President and Treasurer
ATTEST:



By: /s/ Jack. L. Somers
    ---------------------


                                       THE BANK OF NEW YORK,
                                            as Trustee


                                       By:  /s/ Terence Rawlins
                                          --------------------------------------
                                            Name:  Terence Rawlins
                                            Title: Assistant Vice President
ATTEST:


By: /s/ Stacey Poindexter
    ---------------------

Consented to as of the day and year
first above written by the undersigned

Insurer:

MBIA INSURANCE CORPORATION



By:  /s/ Amy R. Gonch
    -------------------------------------
Name:    Amy R. Gonch/Assistant Secretary

                                                                       EXHIBIT A


                                  FORM OF NOTE


                                   (Attached)

         THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY

OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS NOTE (A) IS NOT ITSELF, AND IS NOT ACQUIRING THIS NOTE WITH "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY") OR (B) (1) IS ITSELF, OR IS ACQUIRING THIS NOTE WITH THE ASSETS OF, AN "INVESTMENT FUND" (WITHIN THE MEANING OF PART V(b) OF PTCE 84-14) MANAGED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" (WITHIN THE MEANING OF PART V(a) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14) WHICH HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH FUND TO PURCHASE THIS NOTE, UNDER CIRCUMSTANCES SUCH AS PTCE 84-14 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS NOTE, (2) IS ITSELF, OR IS ACQUIRING THIS NOTE WITH THE ASSETS OF, A PLAN MANAGED BY AN "IN-HOUSE ASSET MANAGER" (WITHIN THE MEANING OF
PART IV(a) OF PTCE 96-23) WHICH HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS NOTE, UNDER CIRCUMSTANCES SUCH THAT PTCE 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS NOTE, (3) IS AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT PURCHASING THIS NOTE PURSUANT TO PART I OF PTCE 90-1, OR A BANK COLLECTIVE INVESTMENT FUND PURCHASING THIS NOTE PURSUANT TO SECTION I OF PTCE 91-38, AND IN EITHER CASE, NO PLAN OWNS MORE THAN 10% OF THE ASSETS OF SUCH ACCOUNT OR COLLECTIVE FUND (WHEN AGGREGATED WITH OTHER PLANS OF THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION) OR (4) IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THIS NOTE PURSUANT TO PART I OF PTCE 95-60, IN WHICH CASE THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER.

No:

                               DTE ENERGY COMPANY
                       REMARKETED NOTE, SERIES A DUE 2038

         THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF). REFERENCE IS MADE TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

         DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum specified in Annex A on June 15, 2038 (the "Stated Maturity"), upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof from, and including, the Original Issue Date specified in Annex A to, but excluding, the Initial Interest Rate Adjustment Date specified in Annex A (the "Initial Interest Rate Period") at the Initial Interest Rate specified therein payable on the related Interest Payment Date or Dates specified in Annex A, to the person in whose name this Note is registered at the close of business on the related Record Date. From and after the Initial Interest Rate Adjustment Date, this Note will bear interest in either the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode, in each case as provided in this Note and set forth in Annex A, and interest will be payable on the Interest Payment Dates to the person in whose name this Note is registered at the close of business on the related Record Date as provided below or as set forth in Annex A. In each case, payments shall be made in accordance with the provisions hereof and Annex A, including any additional terms specified in Annex A, until the principal hereof is paid or duly made available for payment. References herein to "this Note", "hereof", "herein" and comparable terms shall include Annex A.

         So long as this Note bears interest in the Commercial Paper Term Mode, interest will be payable on the Interest Rate Adjustment Date which commences the next succeeding Interest Rate Period for this Note and on such other dates (if any) as will be established by the Company and set forth in Annex A upon conversion of this Note to the Commercial Paper Term Mode or upon remarketing of this Note in a new Interest Rate Period in the Commercial Paper Term Mode. So long as this Note bears interest in the Long Term Rate Mode or the SPURS Mode, interest will be payable no less frequently than semiannually on such dates as will be established by the Company and set forth in Annex A upon conversion of this Note to the Long Term Rate Mode or the SPURS Mode (or upon remarketing of this Note in a new Interest Rate Period in the Long Term Rate Mode or the SPURS Mode, as the case may be) in the case of a fixed interest rate, or as set forth below under "Interest Rate" in the case of a floating interest rate and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period. Such interest will be payable to the Holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Initial Interest Rate Period, are the dates specified in Annex A; (ii) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (iii) in the Long Term Rate Mode or the SPURS Mode, is 15 days prior to the related Interest Payment Date. Except as provided below under "Interest Rate-Floating Interest Rates," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on this Note while bearing interest in the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period or a SPURS Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on this Note while bearing interest in the Long Term Rate Mode or the SPURS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note while bearing interest at the Initial Interest Rate will be computed on the basis a year of 360 days consisting of twelve 30-day months.

         Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person in whose name this Note is registered at the close of business on the related Record Date.

         This Note is one of a duly authorized series of Securities of the Company (herein called the "Notes") issued and to be issued under an Indenture, dated as of June 15, 1998, as supplemented by the First Supplemental Indenture, dated as of June 15, 1998, in each case as amended by the Third Supplemental Indenture dated as of April 9, 2001 and as further amended and restated as of April 9, 2001 (as further amended or supplemented, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         If a Policy (as defined below) is in effect with respect to any Interest Rate Period, this Note shall be entitled to the benefit of such Policy for such Interest Rate Period to the extent and subject to the conditions set forth in the First Supplemental Indenture, as then amended. A copy of the Policy is on file at the office of the Trustee.

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

         "Applicable Spread" means the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the SPURS Agent on the Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate principal amount of this Note at the Dollar Price, but assuming (i) an issue date equal to the SPURS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date and
(iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as set forth herein, then the Applicable Spread shall be the lowest of such bid indications obtained.

         "Base Rate" means the interest rate established by the SPURS Agent, after consultation with the Company, as the applicable "Base Rate" at or prior to the commencement of the SPURS Mode and set forth on Annex A hereto.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode or the SPURS Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Index Currency are transacted in the London interbank market.

         "Commercial Paper Term Mode" means, with respect to this Note, the Interest Rate Mode in which the interest rate on this Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode as set forth herein.

         "Commercial Paper Term Period" shall mean the Interest Rate Period for this Note in the Commercial Paper Term Mode that is a period of not less than one or more than 364 consecutive calendar days, as determined by the Company (as described below under "Conversion") or, if not so determined, by the Remarketing Agent for this Note (in its best judgment in order to obtain the lowest interest cost for this Note). The interest rate for any Commercial Paper Term Period relating to this Note will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, which is the first day of each Interest Rate Period for this Note. Each Commercial Paper Term Period shall commence on the Interest Rate

Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note.

         "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the SPURS Agent as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date.

         "Comparable Treasury Price" shall mean, with respect to the SPURS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date,
(i) the average of the Reference Treasury Dealer Quotations for such SPURS Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the SPURS Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" shall mean the display designated as "Telerate Page 500" on Bridge Telerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Bridge Telerate, Inc.

         "Determination Date" means the third Business Day preceding the applicable SPURS Remarketing Date.

         "Dollar Price" shall mean the present value determined by the SPURS Agent, as of the SPURS Remarketing Date, of the Remaining Scheduled Payments discounted to the SPURS Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.

         "DTC" or the "Depositary" shall mean The Depository Trust Company, or its nominee.

         "Floating Interest Rate Notice" has the meaning specified under "Interest Rate - (c) Floating Interest Rates" below. The form of Floating Rate Interest Notice is set forth as Exhibit E to the First Supplemental Indenture.

         "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified under "Interest Rate - (c) Floating Interest Rates" below.

         "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         "Initial Interest Rate" means the annual rate of interest applicable to this Note during the Initial Interest Rate Period.

         "Initial Interest Rate Adjustment Date" means June 15, 2003.

         "Initial Interest Rate Period" means the period commencing on the date of issuance for this Note and ending on the Business Day immediately preceding the Initial Interest Rate Adjustment Date.

         "Insurer" means, with respect to the Initial Interest Rate Period, MBIA Insurance Corporation, and, with respect to any subsequent Interest Rate Period, such issuer of a financial guaranty policy in respect of this Note as may be purchased by the Company from time to time.

         "Interest Determination Date" has the meaning specified under "Interest Rate - (c) Floating Interest Rates" below.

         "Interest Rate Adjustment Date" means for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on this Note commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Periods, and if this Note is bearing interest at the Initial Interest Rate, the Business Day following the expiration of the Initial Interest Rate Period.

         "Interest Rate Basis" has the meaning specified under "Interest Rate -
(c) Floating Interest Rates" below.

         "Interest Rate Mode" means the mode in which the Interest Rate on this
Note is being determined, i.e., the Commercial Paper Term Mode, the Long Term Rate Mode, or the SPURS Mode.

         "Interest Rate Period" means, with respect to the Commercial Paper Term Mode or the Long Term Rate Mode, the period of time commencing on the Interest Rate Adjustment Date to, but not including, the immediately succeeding Interest Rate Adjustment Date during which this Note bears interest at a particular fixed interest rate or floating interest rate, and, with respect to an Interest Rate Period for this Note in the SPURS Mode, a SPURS Rate Period. So long as this Note bears interest in the Long Term Rate Mode, if so provided in Annex A at "Interest Rate Period Adjustment" and if specified by the Company at the time of remarketing into such Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for this Note upon written notice to the Remarketing Agent and the Trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in Annex A shall instead be the date upon which such Interest Rate Period shall expire.

         If this Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company on any date on and after the Initial Early Remarketing Date, if any, specified in Annex A, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened

Interest Rate Period for this Note, the Company will pay a premium to the tendering beneficial owner of this Note, together with accrued interest, if any, hereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in Annex A, the premium shall be an amount equal to the Initial Early Remarketing Premium specified in Annex A, the premium shall be an amount equal to the Initial Early Remarketing Premium specified in Annex A (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of this Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in Annex A until the premium is equal to 0.

         "Interest Reset Date", "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified under "Interest Rate - (c) Floating Interest Rates" below.

         "Liquidity Provider" means, any bank or other credit provider whose obligations such as those under the applicable Standby Note Purchase Agreement with respect to any Notes are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date.

         "Long Term Rate Mode" means, with respect to this Note, the Interest Rate Mode in which the interest rate on this Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode as set forth herein.

         "Long Term Rate Period" means any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note.

         "Notification Date" means the Business Day not later than ten (10) days prior to the applicable SPURS Remarketing Date on which the SPURS Agent gives notice to the Company and the Trustee of its intention to purchase this Note for remarketing.

         "Optional Redemption" means the redemption of this Note prior to its maturity at the option of the Company as described herein.

         "Policy" means, with respect to the Initial Interest Rate Period, the financial guaranty insurance policy issued by MBIA Insurance Corporation and attached as Exhibit D to the First Supplemental Indenture, and, with respect to any subsequent Interest Rate Period, such financial guaranty insurance policy as may be purchased by the Company from time to time.

         "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

         "Reference Corporate Dealers" means such Reference Corporate Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

         "Reference Treasury Dealer" shall mean such Reference Treasury Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

         "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and the SPURS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the SPURS Agent by such Reference Treasury Dealer by 3:30 p.m. New York City time, on the Determination Date.

         "Remaining Scheduled Payments" shall mean with respect to this Note the remaining scheduled payments of the principal hereof and interest hereon, calculated at the Base Rate only, that would be due after the SPURS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date as determined by the SPURS Agent.

         "Remarketing Agent" means such Remarketing Agent or agent, including any standby Remarketing Agent (each a "Standby Remarketing Agent"), appointed by the Company from time to time, for this Note.

         "Special Interest Rate" means the rate of interest equal to the rate per annum announced by Citibank, N.A., or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate.

         "Special Mandatory Purchase" means the obligation of the Company (or, if applicable, a Liquidity Provider) to purchase Notes not successfully remarketed by the Remarketing Agent and the applicable Standby Remarketing Agent(s) by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date.

         "Spread" means the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to an Interest Rate Period, as the case may be, for this Note.

         "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Interest Rate Period, as the case may be.

         "SPURS Interest Rate" means the rate equal to the Base Rate established by the SPURS Agent, after consultation with the Company, at or prior to the commencement of the SPURS Mode plus the Applicable Spread, which will be based on the Dollar Price.

         "SPURS Mode" means the Interest Rate Mode in which this Note shall bear interest and be subject to remarketing as "Structured PUtable Remarketable Securities" ("SPURS").

         "SPURS Rate Period" means an Interest Rate Period in the SPURS Mode established by the Company as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for this Note. The SPURS Rate Period shall consist of the period to and excluding the SPURS Remarketing Date and the period from and including the SPURS Remarketing Date to but excluding the next succeeding Interest Rate Adjustment Date.

         "SPURS Remarketing Agreement" shall mean the agreement dated as of the Interest Rate Adjustment Date commencing the applicable SPURS Rate Period which sets forth the rights and obligations of the Company and the applicable SPURS Agent with respect to the remarketing of Notes in the SPURS Mode.

         "SPURS Remarketing Date" means the date designated by the applicable SPURS Agent, after consultation with the Company, within the SPURS Rate Period on which the applicable SPURS Agent may elect to remarket the Note at the SPURS Interest Rate.

         "Standby Note Purchase Agreement" means the agreement, which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

         "Treasury Rate" shall mean, with respect to the SPURS Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for such SPURS Remarketing Date.

         "Weekly Rate Period" means a Commercial Paper Term Period with an Interest Rate Period of generally seven days.

                                  INTEREST RATE

         (a) Initial Interest Rate. From the Original Issue Date set forth in Annex A to the Initial Interest Rate Adjustment Date set forth in Annex A, this Note will bear interest at the Initial Interest Rate specified therein. Thereafter, this Note will bear interest in the Commercial Paper Term Mode, the Long Term Rate Mode or the SPURS Mode.

         (b) Interest Rates. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for this Note will be announced by the Remarketing Agent on or prior to the Interest Rate Adjustment Date for the next succeeding Interest Rate Period and will be the minimum interest rate per annum and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgment of the

Remarketing Agent, to produce a par bid in the secondary market for this Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for this Note commencing on such Interest Rate Adjustment Date.

         (c) Floating Interest Rates. While this Note bears interest in the Long Term Rate Mode or the SPURS Mode (with respect to the period from, and including, the Interest Rate Adjustment Date commencing such period to, but excluding, the SPURS Remarketing Date), the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for this Note (the "Floating Interest Rate Notice") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period or SPURS Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of this Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the SPURS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity, the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any, and the Day Count Convention. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

         If this Note bears interest at a floating rate in a Long Term Rate Period or a SPURS Rate Period, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the SPURS Agent in the case of a SPURS Rate Period, and recorded in Annex A to this Note. Commencing on the Interest Rate Adjustment Date for such Interest Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.

         The applicable floating interest rate on this Note during any Interest Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an "Interest Rate Basis").

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or specified in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined as of the applicable Interest Determination Date. The "Interest Determination Date" with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the CD Rate and the CMT Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to this Note, the interest rate of which is determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest

Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

         Either or both of the following may also apply to the floating interest rate on this Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest Reset Period (the "Floating Rate Maximum Interest Rate") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "Floating Rate Minimum Interest Rate"). In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

         Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period or SPURS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or SPURS Rate Period, as the case may be) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, The Bank of New York will be the "Calculation Agent." For any Remarketed Note bearing interest at a floating rate, the applicable Remarketing Agent will determine the interest rate in effect from the Interest Rate Adjustment Date for such Remarketed Note to the Initial Interest Reset Date. The Calculation Agent will determine the interest rate in effect for each Interest Reset Period thereafter. Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the Beneficial Owner of any Note.

         Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) (as defined below) under the heading "CDs (secondary market)", or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published in H.15 Update (as defined herein), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Remarketing Agent or its affiliates) (each, a "Reference Dealer") selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Floating Interest Rate Notice, 2 years.

         "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Floating Interest Rate Notice, page 7052.

         Federal Funds Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. or any successor service on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

         (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Remarketing Agent) in the London interbank market, as selected by the Calculation Agent, after consultation with the

Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Remarketing Agent) in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Floating Interest Rate Notice, United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

         Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M. New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include The Bank of New York or affiliates of the Remarketing Agent) in The City of New York selected by the Calculation Agent, after consultation with the Company; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME1" page (or such other page as may replace the US PRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption "INVESTMENT RATE", on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that the auction rate of Treasury Bills having the Index Maturity in the applicable Floating Interest Rate Notice is not so announced by the United States Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Bond Equivalent Yield =       D x N
                                               ------      X   100
                                            360 - (D x M)

                  where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         (d) Failure of Remarketing Agent or Agents to Announce Interest. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on an Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, or Interest Rate Period cannot be determined for whatever reason, then this Note shall be automatically converted to a Weekly Rate Period, and the rate of interest hereon shall be equal to the Special Interest Rate.

         (e) Notice of Interest Rate, Binding Effect. On each Interest Rate Adjustment Date of this Note, the Remarketing Agent or the SPURS Agent, as the case may be, will notify the Company and the Trustee of the interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, to be borne by this Note for the following Interest Rate Period. After such Interest Rate Adjustment Date, any beneficial owner of this Note may contact the Trustee or the Remarketing Agent in order to be advised of the applicable interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any). Immediately upon receipt of such notice, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time and note such rate in Annex A. The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time. No notice of the applicable interest rate will be sent to the beneficial owner of this Note.

         The interest rate announced by the Remarketing Agent, absent manifest error, is binding and conclusive upon the beneficial owner of this Note, the Company and the Trustee.

         (f) Conversion. This Note may be converted at the option of the Company to the Commercial Paper Term Mode, Long Term Rate Mode or SPURS Mode on any Interest Rate Adjustment Date for this Note in accordance with the procedures set forth in the Indenture, and will be subject to mandatory tender by the beneficial owner hereof as described herein on such Interest Rate Adjustment Date. The beneficial owner of this Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on this Note after such date.

                                     TENDER

         This Note will be automatically tendered for purchase, or deemed tendered for purchase by the beneficial owner hereof, on each Interest Rate Adjustment Date relating hereto. Notes will be purchased on such Interest Rate Adjustment Date in accordance with the procedures set forth in "Remarketing and Settlement" or, as the case may be, "SPURS Mode" below.

                           REMARKETING AND SETTLEMENT

         Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time on each Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will determine the interest rate hereon to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period in the case of a fixed interest rate, and the Spread (if any) and Spread Multiplier (if any) in the case of a floating interest rate; provided, that between 11:00 a.m., New York City time and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent(s), if any, shall use their reasonable efforts to determine the interest rate for this Note if it is not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for this Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates or the Spread or Spread Multiplier therefor at which they would be willing to hold or purchase this Note.

         Notification of Results; Settlement. By 12:30 p.m., New York City time, on each Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, if this Note will then be in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the SPURS Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all Notes tendered for remarketing on such date, and (vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

         By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise the purchaser of this Note (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

         The purchaser of this Note in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of this Note by book-entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date.

         When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book-entry through DTC against payment of the purchase price or redemption price herefor, on the Interest Rate Adjustment Date relating hereto.

         The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of the tendering beneficial owner hereof subject to a remarketing, by book-entry through DTC by the close of business on the related Interest Rate Adjustment Date against delivery through DTC of the beneficial owner's tendered Note, of the purchase price for this Note. If this Note was purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider (if any), as the case may be, the Trustee will make such payment of the purchase price for this Note plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of this Note will be executed on each Interest Rate Adjustment Date for this Note through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and this Note will be delivered by book-entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

         Except as otherwise set forth below, the purchase price for this Note to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing, and neither the Trustee, the applicable Remarketing Agent, any Standby Remarketing Agent(s) nor the Company (except as set forth below) will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

         The tender and settlement procedures described above, including provisions for payment by purchasers of this Note or for payment to the selling beneficial owners of this Note, may be modified to the extent required by DTC. In addition, each Remarketing Agent may, without the consent of the Holders of the Notes, modify the tender and settlement procedures set forth above in order to facilitate the settlement and remarketing process.

         As long as DTC's nominee holds the certificates representing this Note in the book-entry system of DTC, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of this Note effected in any remarketing.

         Failed Remarketing. If this Note is not successfully remarketed, this Note shall be subject to Special Mandatory Purchase by the Company (a "Special Mandatory Purchase"). The obligation of the Company to effect a Special Mandatory Purchase can be satisfied either directly by the Company or through a Liquidity Provider. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will notify the Liquidity Provider, if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, if it, or the Standby Remarketing Agent or Agents were unable to remarket all or a portion of the principal amount of this Note on such date. In the event that the Company has entered into a Standby Note Purchase Agreement which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider, if any, to purchase this Note at a price equal to the outstanding principal amount hereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase this Note. In each case, the Company will pay all accrued and unpaid interest, if any, on this Note to such Interest Rate Adjustment Date. Payment of the principal amount of this Note by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of this Note subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on the related Interest Rate Adjustment Date.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto, the Company and the Security Registrar or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein and herein, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                           REDEMPTION AND ACCELERATION

         Special Mandatory Purchase. If by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed this Note, this Note shall be subject to Special Mandatory Purchase. Either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider (if any), will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of this Note subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of this Note, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company hereby agrees to purchase this Note on such Interest Rate Adjustment Date. The Company has agreed in the Indenture to pay the accrued interest, if any, on this Note by depositing sufficient same-day funds therefor with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

         Failure by the Company to purchase this Note pursuant to a Special Mandatory Purchase in the manner provided in this Note will constitute an Event of Default under the Indenture in which event the date of such failure shall constitute a date of Maturity for this Note and the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Following such failure to pay pursuant to a Special Mandatory Purchase, this Note will bear interest at the Special Interest Rate as provided above under "Interest."

         Optional Redemption on any Interest Rate Adjustment Date. This Note is subject to Optional Redemption, at the direction of the Company and without notice to the Holders, on any Interest Rate Adjustment Date relating hereto, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date set for redemption (the "Redemption Date").

         Optional Redemption While This Note is in the Long Term Rate Mode. So long as this Note bears interest in the Long Term Rate Mode, this Note is subject to Optional Redemption at the written direction of the Company if so specified at the time of conversion to or within such Long Term Rate Mode (a) commencing on the Commencement Date, if any, specified in Annex A, in whole or in part at any time, at the applicable redemption prices for any Redemption Date (dates inclusive) (i) from the Commencement Date to but not including the first anniversary of the Commencement Date, (ii) from the first anniversary of the Commencement Date to but not including the second anniversary of the Commencement Date, and (iii) from the second anniversary of the Commencement Date and thereafter (expressed as percentage of the principal amount so redeemed) set forth in Annex A, plus accrued interest to the Redemption Date or
(b) otherwise as set forth in Annex A.

         Notice of redemption shall be given by mail to the registered owner of this Note, 30 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditioned upon the receipt by the Trustee of the redemption monies on or before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received.

         The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before any selection of Notes of this series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

         Allocation. Except in the case of a Special Mandatory Purchase, if this
Note is to be redeemed in part, DTC, after receiving notice of redemption specifying the aggregate principal amount of this Note to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of DTC) the principal amount of this Note to be redeemed from the account of each DTC participant. After making its determination as described above, DTC will give notice of such determination to each DTC participant from whose account this
Note is to be redeemed. Each such DTC participant, upon receipt of such notice, will in turn determine the principal amount of this Note to be redeemed from the accounts of the beneficial owners of this Note for which it serves as DTC participant, and give notice of such determination to the Remarketing Agent.

         Acceleration. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                                   SPURS MODE

         Notwithstanding anything herein to the contrary, the provisions of this section shall apply to this Note upon conversion to the SPURS Mode, and shall supersede any conflicting provisions of general applicability contained elsewhere herein, during the period from, and including, the Interest Rate Adjustment Date beginning a SPURS Rate Period to, but excluding, the next succeeding Interest Rate Adjustment Date (or if the SPURS Agent does not elect to purchase this Note on the SPURS Remarketing Date designated for such SPURS Mode or if after electing to so purchase this Note the SPURS Agent fails for any reason to so purchase this Note, to the SPURS Remarketing Date).

         (a) Interest To SPURS Remarketing Date. The Interest Rate Period for this Note in the SPURS Mode will be established by the Company (as described in "Interest Rate" above) as a period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for this Note. The SPURS Rate Period shall consist of the period from and including the Interest Rate Adjustment Date commencing such Interest Rate Period to and excluding the date (the "SPURS Remarketing Date") designated at such time by the SPURS Agent after consultation with the Company and set forth in Annex A hereto. The interest rate and, in the case of a floating interest rate, the Spread, if any, and the Spread Multiplier, if any, to the SPURS Remarketing Date for this
Note in the SPURS Mode will be determined not later than 11:50 a.m., New York City time, on the Interest Rate Adjustment Date for this Note, which for the SPURS Mode is the first day of the SPURS Rate Period for this Note. Such interest rate will be the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such SPURS Agent to produce a par bid in the secondary market for this Note on the date the interest is established. The designated SPURS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.

         (b) Mandatory Tender. Provided that the SPURS Agent gives notice to the Company and the Trustee on a Business Day not later than ten (10) days prior to the SPURS Remarketing Date of its intention to purchase this Note for remarketing (the "Notification Date"), this Note shall be automatically tendered, or deemed tendered, to the SPURS Agent for purchase on the SPURS Remarketing Date, except in the circumstances described in "Redemption" below, for 100% of the principal amount hereof. Upon tender, the SPURS Agent may remarket this Note for its own account at varying prices to be determined by the SPURS Agent at the time of such sale. From, and including, the SPURS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date, this Note shall bear interest at the SPURS Interest Rate. If the

SPURS Agent elects to remarket this Note, the obligation of the SPURS Agent to purchase this Note on the SPURS Remarketing Date is subject to, among other things, the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to this Note shall have occurred and be continuing.

         (c) Remarketing; Establishing the SPURS Interest Rate. Subject to the SPURS Agent's election to remarket this Note, the SPURS Interest Rate shall be determined by the SPURS Agent by 3:30 p.m., New York City time, on the third Business Day immediately preceding the SPURS Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and shall be equal to the Base Rate established by the SPURS Agent, after consultation with the Company, at or prior to the commencement of the SPURS Mode (the "Base Rate") plus the Applicable Spread, which shall be based on the Dollar Price of this Note as of the SPURS Remarketing Date.

         (d) Notification of Results; Settlement. Provided the SPURS Agent has previously notified the Company and the Trustee on the Notification Date of its intention to purchase this Note on the SPURS Remarketing Date, the SPURS Agent shall notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the SPURS Interest Rate, and this Note shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the SPURS Remarketing Date.

         In the event that the SPURS Agent purchases this Note on the SPURS Remarketing Date, the SPURS Agent shall make or cause the Trustee to make payment to the DTC participant of each tendering beneficial owner hereof, by book-entry through DTC by the close of business on the SPURS Remarketing Date against delivery through DTC of such beneficial owner's interest herein, of 100% of the principal amount for this Note. If the SPURS Agent does not purchase this Note on the SPURS Remarketing Date, the Company may attempt to convert this Note to a new Interest Rate Mode; the interest rate will be determined as provided above in "Interest Rate" and settlement will be effected as described under "Remarketing and Settlement" above. In any case, the Company shall make or cause the Trustee to make payment of interest to each beneficial owner of this Note due on the SPURS Remarketing Date by book-entry through DTC by the close of business on the SPURS Remarketing Date.

         The transactions set forth above shall be executed on the SPURS Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants shall be debited and credited and this Note shall be delivered by book-entry as necessary to effect the purchases and sales thereof.

         Transactions involving the sale and purchase of Notes remarketed by the SPURS Agent on and after the SPURS Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

         The tender and settlement procedures set forth above, including provisions for payment by purchasers of this Note in the remarketing or for payment to selling beneficial owners of this Note, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of this Note in certificated form, if the book-entry system is no longer available for this Note at the time of the remarketing. In addition, the SPURS Agent may, without the consent of the Holders of the Notes, modify the settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing this Note in the book-entry system of DTC, no certificates for this Note shall be delivered by any selling beneficial owner to reflect any transfer of such Notes effected in the remarketing.

         (e) Conversion or Redemption Following Election by the SPURS Agent to Remarket. If the SPURS Agent elects to remarket this Note on the SPURS Remarketing Date, this Note will be subject to a mandatory tender to the SPURS Agent for remarketing on such date, in each case subject to the conditions set forth above and to the Company's right to either convert this Note to a new Interest Rate Mode on the SPURS Remarketing Date or to redeem this Note from the SPURS Agent, in each case as described in the next sentence. The Company will notify the SPURS Agent and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to either convert the Notes to a new Interest Rate Mode, or to redeem the Notes, in whole but not in part, from the SPURS Agent at the Optional Redemption Price, in each case on the SPURS Remarketing Date.

         In the event that the Company irrevocably elects to convert this Note to a new Interest Rate Mode, then as of the SPURS Remarketing Date the Notes will cease to be in the SPURS Mode, the SPURS Remarketing Date will constitute an Interest Rate Adjustment Date, and this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term Mode or the Long Term Rate Mode or a new SPURS Mode established by the Company in accordance with the procedures set forth herein; provided that in such case, the notice period required for conversion shall be the period commencing the Business Day immediately preceding the Determination Date. In such case, the Company shall pay to the SPURS Agent the excess of the Dollar Price of this Note over 100% of the principal amount of this Note in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.

         In the event that the Company irrevocably elects to redeem this Note, the "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of this Note and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the SPURS Remarketing Date on the principal amount being redeemed to the date of redemption. If the

Company elects to redeem this Note, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.

         If notice has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the redemption date referred to in such notice, this Note shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the SPURS Agent from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of this Note in accordance with such notice.

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in principal amount of such securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

         Notwithstanding anything to the contrary contained herein, if a Policy is in effect with respect to this Note and the Insurer is not in default of its obligations to make payments thereunder, the Insurer shall be deemed to be the Holder of this Note for all purposes under the Indenture and shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the Holders of this Note in accordance with the terms of the Indenture following an Event of Default, and the principal of this Note may not be declared due and payable immediately without the prior written consent of the Insurer.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, DTE ENERGY COMPANY has caused this instrument to be duly executed.

                                           DTE ENERGY COMPANY





                                           -------------------------------------
                                           Name:
                                           Title:

Attest:

By
   ---------------------------------
   Name:
   Title:


         This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee


                                           By
                                             -----------------------------------
                                             Authorized Signatory

                                             Date:

                   ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

         To assign this Note fill in the form below:

         (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
    (Insert assignee's social security or tax identification number, if any)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

         Your signature:
                        --------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

         Date:
              ------------------------------------------------------------------

         Signature Guarantee:*
                              --------------------------------------------------

         In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years (or such shorter period as may then be applicable under Rule 144(k) of the United States Securities Act or 1933, as amended (the "Securities Act") (or any successor provision)) after the later of the date of original issuance of such Notes and the last date, if any, on which this Note is owned by the Company or any Affiliate (as defined in the Indenture) of the Company, the undersigned confirms that this Note is being transferred:

         CHECK ONE BOX BELOW

         (1)   :   to the Company or a Subsidiary thereof; or

         (2)   :   pursuant to and in compliance with Rule 144A under the
                   Securities Act; or

         (3)   :   pursuant to Rule 144 under the Securities Act; or

         (4)   :   pursuant to an effective registration statement under the
                   Securities Act; or

         (5)   :   pursuant to another available exemption from the registration requirements of the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register this Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee (as instructed by the Company) and the Company may require, prior to registering any transfer of this Note, such certifications, legal opinions or other information as the Company has reasonably



------------------
* Signature must be guaranteed by a commercial bank, trust company or member firm or a major stock exchange.

requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                                                      ANNEX A(1)

                               DTE ENERGY COMPANY

                       Remarketed Notes, Series A due 2038
                          Initial Interest Rate Period


CUSIP Number:              233331 AA 5

Principal Amount:          $100,000,000

Original Issue Date:       June 23, 1998

Issue Price:               100%

Stated Maturity:           June 15, 2038

Initial Interest Rate:     6.17% per annum

Interest Payment Dates:    June 15 and December 15, commencing December 15, 1998

Record Dates:              15 days prior to the related Interest Payment Date

Initial Interest Rate
  Adjustment Date:         June 15, 2003



                       Subsequent Interest Rate Period(s):

CUSIP Number:

Principal Amount:

Interest Rate Adjustment Date:

Record Date(s):

Interest Payment Date(s):

--------------
(1) Trustee may complete this Annex A or attach a copy of the applicable Conversion Notice or Floating Interest Rate Notice from the Company, or notice from the applicable Remarketing Agent containing all of the applicable terms set forth herein, as Annex A.

Interest Rate Mode:

         [   ]    Commercial Paper Term Mode

         [   ]    Long Term Rate Mode

         [   ]    SPURS Mode

                  [   ]    SPURS Agent: _______________

                  [   ]    Base Rate: _________________

                  [   ]    SPURS Remarketing Date: ________________

                  [   ]    Reference Corporate Dealers:

                  [   ]    Reference Treasury Dealer: ________________

                  [   ]    SPURS Interest Rate: ___________



Interest Rate:

         [ ]  Fixed Rate:

         [ ]  Floating Rate:

                  Calculation Agent (if other than The Bank of New York):

                  Initial Interest Rate to Initial Interest Reset Date:

         Interest Rate Basis(es):

         [ ]      CD Rate
                  Index Maturity:

         [ ]      CMT Rate
                  Index Maturity:
                  Designated CMT Telerate Page:

         [ ]      Commercial  Paper Rate
                  Index Maturity:

         [ ]      Federal Funds Rate

         [ ]      LIBOR
                  [ ]  LIBOR Reuters
                           Index Currency:
                           Index Maturity:
                  [ ]  LIBOR Telerate
                           Index Currency:
                           Index Maturity:

         [ ]  Prime Rate

         [ ]  Treasury Rate
                  Index Maturity:

Spread (+/-):

Spread Multiplier:

Floating Rate Maximum Interest Rate:

Floating Rate Minimum Interest Rate:

Initial Interest Reset Date:

Interest Reset Date:

Interest Reset Period(s):

Day Count Convention:

         [ ]      Actual/360
         [ ]      Actual/Actual
         [ ]      30/360

Applicable Interest Rate Basis:

Optional Redemption Provisions (Long Term Rate Mode):

         Commencement Dates:

         Redemption Price:      (i) _________________%
                               (ii) _________________%
                              (iii) _________________%

         Other or Alternative Terms of Optional Repayment:

Early Remarketing Provisions (Long Term Rate Mode):

         Initial Early Remarketing Date: _________________

         Initial Early Remarketing Premium: ______________

         Annual Early Remarketing Premium Percentage Reduction: _____________

         Other or Alternative Terms of Early Remarketing:

Other Provisions:

         ---------------------------------------------------------

         ---------------------------------------------------------

         ---------------------------------------------------------

                             STATEMENT OF INSURANCE

         The MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at the office of The Bank of New York, New York, New York.

MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to The Bank of New York or its successor (the "Paying Agent") of an amount equal to (i) the principal of the Obligations (as that term is defined below) on the initial mandatory tender date of June 15, 2003 and interest on the Obligations as such payments become due on and prior to such initial mandatory tender date but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption, or acceleration resulting from default or otherwise, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                  $100,000,000
                      DTE Energy Company Remarketed Notes,
 Series A due 2038 through the Initial Interest Rate Adjustment Date of June 15, 2003

Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners, or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

This policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                               MBIA INSURANCE CORPORATION

                                                                       EXHIBIT B


                         FORM OF LIQUIDITY PROVIDER NOTE


                                                                      (Attached)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                             LIQUIDITY PROVIDER NOTE

No.                                                                $
                                                                    ------------

                               DTE ENERGY COMPANY

                                REMARKETED NOTES,
                                SERIES A DUE 2038


           Facility
          Expiration           Date of           Original
             Date             Maturity          Issue Date           CUSIP
             ----             --------          ----------           -----
                            June 15, 2038


         DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received hereby promises to pay to

_______________________ or registered assigns, the principal sum of $________________ on June 15, 2038, upon the presentation and surrender hereof at the principal office of The Bank of New York, or its successor in trust (the "Trustee"), and to pay interest on the unpaid principal balance hereof from the Original Issue Date specified above or such date to which interest has been paid or duly provided for, until such principal balance has been paid in full, at such interest rates, and payable at such times, as are specified in the applicable Standby Note Purchase Agreement and are notified to the Trustee by the Administrative Agent under such Standby Note Purchase Agreement. Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person in whose name this Note is registered at the close of business on the Record Date.

         This Note is one of a duly authorized series of Securities of the Company (the "Notes"), issued and to be issued under an Indenture, dated as of June 15, 1998, as amended and supplemented by the First Supplemental Indenture, dated as of June 15, 1998, in each case as amended by the Third Supplemental Indenture dated as of April 9, 2001 and as further amended and restated as of April 9, 2001 (together, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be authenticated and delivered.

                       REMARKETING, TENDER AND SETTLEMENT

         In the event of a successful remarketing, this Note will automatically be tendered for purchase, or deemed tendered for purchase, by the beneficial owner hereof on the day set forth in a notice by the applicable Remarketing Agent to the Company, the Liquidity Provider and the Trustee (the "Tender Date"). The applicable Remarketing Agent will make payment to the DTC participant of the tendering beneficial owner hereof subject to a remarketing, by book-entry through DTC by the close of business on such Tender Date against delivery through DTC of the beneficial owner's tendered Note, of the purchase price for this Note, plus accrued interest, if any, to such date.

         The transactions described above for a remarketing of this Note will be executed through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and this Note will be delivered by book-entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

         The purchase price for this Note to the beneficial owner hereof shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing and neither the

Remarketing Agent nor the Company will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

         The settlement procedures described above, including provisions for payment by purchasers of this Note or for payment to the beneficial owner of this Note, may be modified to the extent required by DTC. In addition, the Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.

         As long as DTC's nominee holds the certificates representing this Note in the book-entry system of DTC, no certificates for this Note will be delivered by the beneficial owner hereof to reflect any transfer of this Note effected in any remarketing.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Register or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ACCELERATION

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and to the effect provided in the Indenture.

                                OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in principal amount of such securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, DTE ENERGY COMPANY has caused this instrument to be duly executed.

                                             DTE ENERGY COMPANY





                                             By: _______________________________


Attest:



By:____________________________






         This Note is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                             THE BANK OF NEW YORK,



                                             By: _______________________________
                                                    Authorized Signatory

                                             Date:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                                               |
-------------------------------------------------------------------------------
      Please insert Social Security or Other Identifying Number of Assignee

-------------------------------------------------------------------------------
              (please print or type name and address of transferee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint ________________ attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________________________          ________________________________

In the presence of:

--------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                                                                       EXHIBIT C

                               DTE ENERGY COMPANY

                       REMARKETED NOTES, SERIES A DUE 2038
                           SUPPLEMENTAL COMPANY ORDER


         Pursuant to Article Six of the Amended and Restated First Supplemental Indenture, dated as of April 9, 2001, to the Amended and Restated Indenture, dated as of April 9, 2001, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $____________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of______ __, ____.

                                                    ---------------------------
                                                    Name:
                                                    Title:
                                                    DTE Energy Company

                                                                       EXHIBIT D

                                [FORM OF POLICY]



                                   (Attached)

                                                                       EXHIBIT E



[DTE Energy Company Letterhead]


                          FLOATING INTEREST RATE NOTICE


                                                                          [Date]

To:      [Remarketing Agent(s)]
         [Address]

         The Bank of New York
         101 Barclay Street
         New York, New York  10286
         Attention: Corporate Trust Trustee Administration
         Telecopy: (212) 815-5915


         Re:  Remarketed Notes, Series A due 2038 (the "Notes")

Ladies and Gentlemen:

         This Floating Interest Rate Notice relates to (i) $____________________ principal amount of the Notes (CUSIP No. ____________) and (ii) the proposed [Long Term Rate Period] [SPURS Rate Period] of the Note (the "Interest Rate Period") commencing on ______________ and ending on ___________. Capitalized terms used and not otherwise defined herein shall have their respective meanings assigned to them in the Notes.

         We hereby notify you that the above-referenced Notes will bear the following floating rate terms during the Interest Rate Period specified above:

1.       The Interest Rate Basis(es) shall be:

         [  ]     CD Rate, where the Index Maturity will be _______________;

         [  ]     CMT Rate,  where the  Designated CMT Maturity  Index will be
         ______________,  and the Designated CMT Telerate Page will be
         _______________;

         [  ]     Federal Funds Rate;

         [  ]     LIBOR Reuters,  where the Index Currency will be __________, and the Designated  LIBOR Page will be ____________;

         [  ]     LIBOR Telerate,  where the Index Currency will be __________, and the Designated LIBOR Page will be ____________;

         [  ]     Prime Rate;

         [  ]     Treasury Rate ____________.

2.       The floating interest rate will be reset as follows:

         [  ]     Initial Interest Reset Date will be _____________;

         [  ]     Interest Reset Dates will be _____________;

         [  ]     Interest Reset Period will be ______________.

3.       The interest will be paid as follows:

         [  ]     Interest Payment Dates will be _____________;

         [  ]     Interest Payment Period will be _____________;

         [  ]     Index Maturity will be _____________;

         [  ]     Floating Rate Maximum Interest Rate will be _____________;

         [  ]     Floating Rate Minimum Interest Rate will be ______________.

4.       Day Count Convention:

         [  ]     Actual/360 _____________;

         [  ]     Actual/Actual _____________;

         [  ]     30/360.

                  Applicable Interest Rate Basis:

5.       Other terms: [  ]

         Each Beneficial Owner of the Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date and will not be entitled to further accrual of interest after the Interest Rate Adjustment Date.

                                            DTE ENERGY COMPANY



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT F

                           [FORM OF CONVERSION NOTICE]

                                   (Attached)

                         [DTE Energy Company Letterhead]

                                CONVERSION NOTICE

                                                                          [Date]

To:      [Remarketing Agent(s)]

         THE BANK OF NEW YORK
         101 Barclay Street, Floor 21W
         New York, New York  10286
         Attn:  Jason Gregory



         Re:  Remarketed Notes, Series A due 2038

Dear Sirs:

         This Conversion Notice relates to $ ______ principal amount of the Remarketed Notes (CUSIP No. ________), (the "Notes"). Capitalized terms used and not otherwise defined herein shall have their respective meanings assigned to them in the Notes.

         We hereby notify you each of the following, to become effective for the Interest Rate Period commencing on _____________ (the "Conversion Date"):

         Interest Rate Mode:

         [   ]    Commercial Paper Term Mode

         [   ]    Long Term Rate Mode

         [   ]    SPURS Mode

                           [   ]    SPURS Agent: _____________

                           [   ]    Base Rate: _________________

                           [   ]    SPURS Remarketing Date: ________________

                           [   ]    Reference Corporate Dealers:



                           [   ]    Reference Treasury Dealer: ________________

         [   ]    Interest Rate Period: ___________

         [   ]    Interest Rate Adjustment Date: _______________

         [   ]    Optional Redemption Provisions (Long Term Rate Mode):

                  [   ]    Commencement Date:

                  [   ]    Redemption Price:  (i)  __________________%
                                             (ii)  __________________%
                                            (iii)  __________________%

                  [   ]    Other or Alternative Terms of Optional Redemption:

         [   ]    Early Remarketing Provisions (Long Term Rate Mode):

                  [   ]    Initial Early Remarketing Date:  _________________

                  [   ]    Initial Early Remarketing Premium:  ______________

                  [   ]    Annual Early Remarketing Premium Percentage
                  Reduction:  __________

                  [   ]    Other or Alternative Terms of Early Remarketing:
                  _____________

         Each beneficial owner of the Notes will be deemed to have tendered such Notes as of the Conversion Date and will not be entitled to further accrual of interest after the Conversion Date.

                                                     DTE ENERGY COMPANY



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title: